Exhibit 10.3
Execution Version

WAIVER UNDER CREDIT AGREEMENT
This waiver dated as of May 8, 2026 (this “Waiver”) is entered into by and among GoPro, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto and Farallon Capital Management,
L.L.C. in its capacity as administrative agent for Lenders and as collateral agent for itself and the other Secured Parties (the “Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders from time to time party thereto and the Agent are parties to that certain Credit Agreement dated as of August 4, 2025 (as amended by that certain Amendment No. 1 to Credit Agreement dated as of November 5, 2025, as amended by that certain Amendment No. 2 to Credit Agreement dated as of February 27, 2026 and as further amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”);
WHEREAS, pursuant to Section 6.18(c) of the Credit Agreement the Borrower shall not permit the Asset Coverage Ratio to be less than 1.05:1.00 as of the end of the fiscal quarter ending March 31, 2026;
WHEREAS, the Borrower has requested a waiver of the requirements of Section 6.18(c) for the fiscal quarter ending March 31, 2026 (the “Asset Coverage Test Waiver”); and
WHEREAS, the Borrower is requesting that the Lenders constituting Required Lenders and the Administrative Agent grant the Asset Coverage Test Waiver as set forth herein;
Accordingly, in accordance with Section 9.04 of the Credit Agreement, the Borrower, the Agent and the Lenders party hereto agree as follows:
ARTICLE I DEFINITIONS
Section 1.01. Definitions. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement have the same meanings when used in this Waiver.
ARTICLE II WAIVER
Section 2.01. Limited Waiver. Subject to the satisfaction (or waiver by the Required Lenders) of the conditions set forth herein, and in reliance upon the representations and warranties set forth herein the Administrative Agent and the Required Lenders hereby grant the Asset Coverage Test Waiver. This Waiver is specific as to content and time and nothing contained in this Section 2 shall be deemed a consent to or a waiver of, or a commitment or obligation on the part of the Administrative Agent or the Required Lenders to any future consent to or waiver of, any other action or inaction on the part of the Borrower or any other Loan Party that constitutes (or would constitute) a violation of or departure from any covenant, condition or other obligation of the Loan Parties under the Credit Agreement and the other Loan Documents. Neither the Required Lenders nor the Administrative Agent shall be obligated to grant any future waivers or consents with respect to any provision of the Credit Agreement or any other Loan Document. Any further waivers or consents must be specifically agreed to in writing in accordance with Section 9.04 of the Credit Agreement. This Waiver is not intended by any of the parties hereto to be interpreted as a course of dealing which would in any way impair the rights or remedies of the Agent or any Lender except as expressly stated herein.

ARTICLE III CONDITIONS TO EFFECTIVENESS
Section 3.01. Conditions to Effectiveness of the Waiver. This Waiver shall become effective on the first date (the “Waiver No. 1 Effective Date”) on which the following conditions precedent are satisfied (or waived):
(a)    Execution of this Waiver. The Agent shall have received a counterpart signature page of this Waiver duly executed by (x) the Borrower and (y) the Required Lenders under the Credit Agreement.
(b)    No Default or Event of Default. At the time of and immediately after giving effect to this Waiver, no Default or Event of Default shall have occurred and be continuing.
(c)    Representations and Warranties. The representations and warranties contained in Article IV of this Waiver shall be true and correct in all respects.
Section 3.02. Effects of this Waiver.
(a)    The Borrower hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, and (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by each Loan Party pursuant to each of the Guaranty and Security Agreement, the Dutch Security Documents, the UK Security Documents) and confirms that such liens and security interests continue to secure the Obligations, in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents.
(b)    No Lender shall have any obligation to extend credit to the Borrower other than pursuant to the strict terms of the Credit Agreement and the other Loan Documents, as amended or supplemented to date. Except as specifically supplemented by this Waiver, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(c)    This Waiver shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.
ARTICLE IV REPRESENTATIONS AND WARRANTIES
Section 4.01. Representations and Warranties of the Borrower. In order to induce the Agent and the Required Lenders to grant this Waiver, the Borrower represents and warrants, for itself and its Subsidiaries, as of the date hereof, as set forth below:
(a)    The representations and warranties of each Loan Party contained in the Loan Documents are true, accurate and complete in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on and as of the date hereof or such earlier date, as the case may be.
(b)    The execution, delivery, and performance of the Waiver by the Borrower are within the Borrower’s powers, have been duly authorized, and (i) are not in conflict with nor constitute a breach of

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any provision contained in the Borrower’s organizational documents, (ii) do not contravene, conflict with, constitute a default under or violate any material requirement of Applicable Law, (iii) do not contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority in the United States by which the Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) do not require any action by, filing, registration, or qualification with, or approval from, any Governmental Authority in the United States (except such approvals which have already been obtained and are in full force and effect), and (v) do not constitute a breach of or default under any material agreement by which the Borrower is bound (including the Revolving Credit Agreement and the Intercreditor Agreement).
(c)    This Waiver has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar Laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
(d)    No Default or Event of Default has occurred and is continuing as of the Waiver No. 1 Effective Date or would result from this Waiver becoming effective in accordance with its terms
ARTICLE V MISCELLANEOUS
Section 5.01. Headings. The various headings of this Waiver are included for convenience of reference only and shall not affect the interpretation of this Waiver or any provision hereof.
Section 5.02. Execution in Counterparts; Electronic Execution. This Waiver may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 3.01. Delivery of an executed counterpart to this Waiver by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Agent) shall be as effective as delivery of a manually signed original. Delivery of an executed counterpart of a signature page to this Waiver by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Waiver. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Waiver or any other document to be signed in connection with this Waiver and the transactions contemplated hereby shall be deemed to include electronic signatures, electronic records or the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 5.03. Successors and Assigns. The provisions of this Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns to the extent such successors and assignees are permitted successors and assignees as provided in Section 9.02 of the Credit Agreement.
Section 5.04. Amendments and Waivers. Neither this Waiver nor any terms hereof may be amended, supplemented, waived or modified except in accordance with the provisions of Section 9.04 of the Credit Agreement.

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Section 5.05. Choice of Law, Venue, Service of Process, and Jury Trial Waiver. This Waiver shall further be subject to the provisions of Section 9.15 of the Credit Agreement mutatis mutandis.
Section 5.06. Ratification, Reaffirmation, Confirmation, No Novation. Each of the Loan Parties agrees:
(a)    each of the Loan Parties as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party, guarantor or indemnitor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such guarantee includes, and such security interests and liens hereafter secure, all of the Obligations. The execution of this Waiver shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations; and
(b)    the execution, delivery and performance of this Waiver shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under, the Credit Agreement or any of the other Loan Documents. This Waiver shall be deemed to be a Loan Document as defined in the Credit Agreement.
Section 5.07. Entire Agreement. This Waiver and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Waiver and the other Loan Documents. Nothing in this Waiver or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Waiver or the other Loan Documents.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have duly executed this Waiver on the day and year first written above.

GOPRO, INC.,
as Borrower

By:	/s/ Brian McGee
Name: Brian McGee
Title: President and COO

GOPRO CARE, INC.,
as Guarantor

By:	/s/ Brian McGee
Name: Brian McGee
Title: President and CFO

GOPRO CARE SERVICES, INC.,
as Guarantor

By:	/s/ Brian McGee
Name: Brian McGee
Title: President and CFO

GOPRO HOLDCO, INC.,
as Guarantor

By:	/s/ Brian McGee
Name: Brian McGee
Title: President and CFO

GOPRO SUPPORT SERVICES, INC.,
as Guarantor

By:	/s/ Brian Tratt
Name: Brian Tratt
Title: Treasurer

[Signature Page to Waiver No. 1]

FARALLON CAPITAL MANAGEMENT, L.L.C.,
as Administrative Agent

By:	/s/ Michael Linn
Name: Michael Linn
Title: Managing Member

[Signature Page to Waiver No. 1]

MATEO FINANCING, LLC,
as a Lender

By:	/s/ Michael Linn
Name: Michael Linn
Title: Authorized Signatory

[Signature Page to Waiver No. 1]